Exhibit 4.3

Fourth SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of October 5, 2020, among Spirit AeroSystems, Inc., a Delaware corporation (the “Company”), Spirit AeroSystems Holdings, Inc., a Delaware corporation (“Holdings”), Spirit AeroSystems North Carolina, Inc., a North Carolina corporation and a subsidiary of the Company (“Spirit NC”, and together with Holdings, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture referred to below (the “Trustee”).

RECITALS OF THE COMPANY AND THE GUARANTORS

WHEREAS, the Company, Holdings, certain subsidiaries of the Company (the “Prior Guarantors”) and the Trustee entered into the Indenture, dated as of June 1, 2016 (the “Original Indenture”), providing for the issuance of the Company’s 3.850% Senior Notes due 2026 (the “Notes”);

WHEREAS, on or before December 5, 2016, pursuant to and in accordance with Section 11.05 of the Indenture, the Prior Guarantors were automatically and unconditionally released and discharged from their obligations under their Note Guarantees and in accordance with such Section, the Company, Holdings the Prior Guarantors and the Trustee entered into a Supplemental Indenture, dated as of December 5, 2016 (the “First Supplemental Indenture”), to evidence the release and discharge of the Prior Guarantors from their obligations under their Note Guarantees;

WHEREAS, the Company, Holdings and Spirit NC are party to an Amended and Restated Credit Agreement, dated as of July 12, 2018 (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the “Existing Credit Agreement”) with the lenders from time to time party thereto (the “Existing Lenders”), Bank of America, N.A., as administrative agent and collateral agent (in such capacity, the “Existing Collateral Agent”), which established certain Credit Facilities of the Company and pursuant to which the Lenders have agreed to make loans or issue letters of credit to the Company, in each case upon the terms and subject to the conditions set forth therein;

WHEREAS, on February 24, 2020, pursuant to a security and pledge agreement (the “Existing Security Agreement”), the Company and the Guarantors granted to the Existing Collateral Agent on behalf of the Existing Lenders certain Liens (the “Existing Credit Agreement Liens”) on certain assets of the Company and the Guarantors described in the Existing Security Agreement (the “Existing Credit Agreement Collateral”) as security for the Credit Agreement Secured Indebtedness (as defined in the Second Supplemental Indenture), and the Company and the Guarantors granted to the Existing Collateral Agent on behalf of the Holders of the Notes and the Trustee liens on the same collateral as the Existing Credit Agreement Liens (the “Existing Notes Liens”) as security for the obligations of the Company and the Guarantors under the Notes and the Indenture in accordance with Section 4.08 of the Indenture;

WHEREAS, on February 24, 2020, the Company, Holdings, and Spirit NC entered a Second Supplemental Indenture (the “Second Supplemental Indenture”), to provide for Spirit NC’s unconditional guarantee of all the Company’s obligations under the Notes pursuant to a guarantee on the terms and conditions set forth therein and the granting of liens by the Company, Holdings and Spirit NC to secure the Notes on an equal and ratable basis with the Credit Agreement Secured Indebtedness (as defined in the Second Supplemental Indenture);

WHEREAS, on April 17, 2020, the Company, Holdings, and Spirit NC entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”, and together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), to provide for the granting of liens by the Company, Holdings and Spirit NC to secure the Notes on an equal and ratable basis with the Company’s 7.500% Senior Secured Second Lien Notes due 2025;

WHEREAS, on the date hereof, the Company intends to prepay all of the outstanding loans and terminate all of the outstanding commitments under the Existing Credit Agreement, and that, upon such prepayment and termination, the Existing Credit Agreement Liens will be released in full;

WHEREAS, the Indenture provides that any Lien (as defined in the Indenture) created for the Holders of the notes in accordance with Section 4.08 of the Indenture shall be unconditionally released and discharged upon the release and discharge of the Initial Lien;

WHEREAS, on the date hereof, the Company, Holdings, and Spirit NC intend to enter into a Term Loan Credit Agreement (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the “Term Loan Credit Agreement”) with the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent and collateral agent (in such capacity, the “Term Loan Collateral Agent”), that will (i) establish certain Credit Facilities of the Company, pursuant to which the Lenders have agreed to make loans to the Company, in each case upon the terms and subject to the conditions set forth therein and (ii) provide for the Company and the Guarantors to grant a Lien on certain of their assets to secure the Indebtedness of the Company and its Subsidiaries under the Term Loan Credit Agreement (the “Term Loan Secured Indebtedness”).

WHEREAS, in connection with the grant of security for the Term Loan Secured Indebtedness, Holdings desires to secure the Notes on an equal and ratable basis as the Term Loan Secured Indebtedness solely to the extent required to do so under the Indenture;

WHEREAS, pursuant to a collateral agreement to be dated on or about the date hereof (the “Term Loan Collateral Agreement”), the Company and the Guarantors will grant to the Term Loan Collateral Agent on behalf of the Lenders certain Liens (collectively, “Term Loan Liens”) on certain assets of the Company and the Guarantors described in the Term Loan Security Agreement (the “Term Loan Collateral”) as security for the Term Loan Secured Indebtedness, and the Company and the Guarantors will also grant to the Term Loan Collateral Agent on behalf of the Holders of the Notes and the Trustee (together with the other holders of Secured Obligations (as such term is defined in the Term Loan Collateral Agreement), the “Term Loan Secured Parties”) liens on the same collateral as the Term Loan Liens (the “Term Loan Notes Liens”) as security for the obligations of the Company and the Guarantors under the Notes and the Indenture in accordance with Section 4.08 of the Indenture;

WHEREAS, on the date hereof, pursuant to an indenture, by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (in such capacity, the “New Notes Collateral Agent”), the Company intends to issue new senior secured notes (the “New Notes”) that will be secured on a first-priority basis by Liens on certain assets of the Company and the Guarantors;

WHEREAS, in connection with the grant of security for the obligations under the New Notes (the “New Notes Obligations”), Holdings desires to secure the Notes on an equal and ratable basis as the New Notes solely to the extent required to do so under the Indenture;

WHEREAS, pursuant to a security and pledge agreement dated on the date hereof (the “New Notes Security Agreement”), the Company and the Guarantors will grant to the New Notes Collateral Agent on behalf of the holders of the New Notes certain Liens (collectively, “New Notes Liens”) on certain assets of the Company and the Guarantors described in the New Notes Security Agreement (the “New Notes Collateral”) as security for the New Notes Obligations, and the Company and the Guarantors will also grant to the New Notes Collateral Agent on behalf of the Holders of the Notes and the Trustee (together with the other holders of Secured Obligations (as such term is defined in the New Notes Security Agreement), the “New Notes Secured Parties”) liens on the same collateral as the New Notes Liens (the “First Lien Notes Liens”) as security for the obligations of the Company and the Guarantors under the Notes and the Indenture in accordance with Section 4.08 of the Indenture;

WHEREAS, Section 9.01(h) of the Indenture provides that the Company and the Trustee are authorized to execute and deliver indentures supplemental to the Indenture without the consent of any Holders to, among other things, secure the Notes; and

WHEREAS, the Company hereby requests that the Trustee join in the execution and delivery of this Fourth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.                  DEFINITIONS IN FOURTH SUPPLEMENTAL INDENTURE. All terms contained in this Fourth Supplemental Indenture that are defined in the Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Indenture, unless the context otherwise specifies or requires.

2.                  ACKNOWLEDGMENT OF RELASE OF LIENS. The Trustee hereby acknowledges the full and unconditional release of the Existing Notes Liens on the Existing Credit Agreement Collateral pursuant to Section 4.08(b) of the Indenture upon the full and unconditional release of the Existing Credit Agreement Liens granted under the Existing Security Agreement.

3.                  ACKNOWLEDGMENT OF LIENS. The Trustee hereby acknowledges:

(a)               the granting of the Term Loan Notes Liens on the Term Loan Collateral to the Term Loan Collateral Agent, for the benefit of the Trustee and the Holders pursuant to the Term Loan Collateral Agreement, to secure the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Notes and the Indenture on an equal and ratable basis with the Term Loan Secured Indebtedness and, in connection herewith, the Trustee hereby acknowledges on behalf of the Holders the execution and delivery of the Term Loan Collateral Agreement pursuant to which such Term Loan Notes Liens on the Term Loan Collateral shall be granted to the Term Loan Collateral Agent, for the benefit of the Holders of the Notes, the Trustee and the other Secured Parties, on the terms and subject to the limitations set forth therein, including provisions related to the release of Term Loan Collateral and the exercise of remedies; and

(b)               the granting of the First Lien Notes Liens on the New Notes Collateral to the New Notes Collateral Agent, for the benefit of the Trustee and the Holders pursuant to the New Notes Security Agreement, to secure the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Notes and the Indenture on an equal and ratable basis with the New Notes Obligations and, in connection herewith, the Trustee hereby acknowledges on behalf of the Holders the execution and delivery of the New Notes Security Agreement pursuant to which such First Lien Notes Liens on the New Notes Collateral shall be granted to the New Notes Collateral Agent, for the benefit of the Holders of the Notes, the Trustee and the other Secured Parties, on the terms and subject to the limitations set forth therein, including provisions related to the release of New Notes Collateral and the exercise of remedies.

Amounts received by the Trustee pursuant to clause (ii) of Section 9 of the Term Loan Collateral Agreement or clause (ii) of Section 9 of the New Notes Security Agreement, as applicable, shall be applied by the Trustee pursuant to Section 6.10 of the Indenture.

4.                  EFFECTIVENESS OF THIS SUPPLEMENTAL INDENTURE. This Fourth Supplemental Indenture shall become effective upon execution hereof by the Company, Holdings, Spirit NC and the Trustee.

5.                  CONSENT. The Company hereby consents to the granting of the Term Loan Notes Liens on the Term Loan Collateral and the First Lien Notes Liens on the New Notes Collateral, each for the benefit of the Holders of the Notes and the Trustee to secure the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Notes on an equal and ratable basis with the Term Loan Secured Indebtedness or the New Notes Obligations, as applicable, as described in Section 3 above and in the Term Loan Collateral Agreement or the New Notes Security Agreement, as applicable.

6.                  RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.                  GOVERNING LAW. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.                  TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this Fourth Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

9.                  COUNTERPARTS. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fourth Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign) that is approved by the Trustee, shall constitute effective execution and delivery of this Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign) that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in the Indenture, the Notes or this Fourth Supplemental Indenture to the contrary notwithstanding, for the purposes of the transactions contemplated by this Fourth Supplemental Indenture, the Notes and any document to be signed in connection with the Base Indenture, this Fourth Supplemental Indenture or the Notes (including amendments, waivers, consents and other modifications, Officer’s Certificates and Opinions of Counsel and other related documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign) that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

10.              EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

SPIRIT AEROSYSTEMS, INC.,

By:	/s/ Rhonda Harkins
Name: Rhonda Harkins
Title: Treasurer

SPIRIT AEROSYSTEMS HOLDINGS, INC.

By:	/s/ Rhonda Harkins
Name: Rhonda Harkins
Title: Treasurer

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC.

By:	/s/ Rhonda Harkins
Name: Rhonda Harkins
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

[Signature page to Fourth Supplemental Indenture]